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                                                                   Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated June 12, 1998 relating to the consolidated financial statements and financial statement schedule of Aironet Wireless Communications, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



                                                  /s/ PricewaterhouseCoopers LLP


Cleveland, Ohio
May 14, 1999